UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PANGAEA LOGISTICS SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

N/A
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PANGAEA LOGISTICS SOLUTIONS LTD.
109 Long Wharf
Newport, RI 02840

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 8, 2024

TO THE SHAREHOLDERS OF PANGAEA LOGISTICS SOLUTIONS LTD:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Pangaea Logistics Solutions Ltd., a Bermuda company, will be held at 2:00 pm, Eastern Time, on August 8, 2024, in the Company's Executive Office at 109 Long Wharf, Newport, RI 02840. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

(1)To elect three directors to our Board of Directors as Class I directors serving until the annual meeting of shareholders to be held in August 2027;

(2)To approve the Pangaea Logistics Solutions Ltd. 2014 Share Incentive Plan, as amended and restated by the Board of Directors on May 7, 2024, referred to herein as the '2024 Plan';

(3)To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024;

(4)To approve, on an advisory, non-binding basis, the compensation of named executive officers;

(5)To recommend, on a non-binding basis, the frequency of future advisory votes on compensation of named executive officers; and

(6)to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on June 17, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting via the Internet. Instructions for using the service is included on the proxy card. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Mark L. Filanowski
Mark L. Filanowski
Chief Executive Officer

Newport, Rhode Island
June 24, 2024

This notice and proxy statement is dated June 24, 2024, and is first being mailed to our shareholders on or about June 28, 2024.

PROXY STATEMENT

General
This proxy statement, which is being mailed to each person entitled to receive the accompanying Notice of Annual Meeting on or about June 28, 2024, is furnished in connection with the solicitation of proxies to be voted at the annual meeting of shareholders by the Board of Directors (the "Board") of Pangaea Logistics Solutions Ltd. ("Pangaea" or the "Company"), The meeting is to be held on August 8, 2024, at 2:00 pm. at the Company’s principal executive office, located at 109 Long Wharf, Newport, Rhode Island, and at any adjournments or postponements thereof.
Shareholders Who May Vote
All shareholders of record at the close of business on June 17, 2024 will be entitled to vote. As of June 17, 2024, Pangaea had outstanding 46,902,091 common shares, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.
Voting
If you are a holder of record of our common shares as of the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.
Changing or Revoking a Proxy
If you are a holder of record of our common shares as of the record date, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, delivering a written notice of revocation to Pangaea's Secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.
Required Vote
A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. Non-routine matters include the election of directors for which your broker cannot vote and absent your instructions on how to vote, will result in broker non-votes.

Any question proposed for consideration at the meeting shall be decided on by a simple majority of votes cast.

Costs of Proxy Solicitation
Pangaea pays the cost of this solicitation of proxies. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

Pangaea will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations.
Attending the Meeting
If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting shares of Pangaea on June 17, 2024 is acceptable proof to establish share ownership and obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present government-issued photo identification upon request for proof of ownership and/or admission to the meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
Members of Our Board	4
Director Skills and Experience	6
Director Independence	6
Meetings and Committees of our Board of Directors	7
Audit Committee Information	7
Compensation Committee Information	8
Nominating and Environmental, Social and Governance Committee Information	9
Board Leadership Structure and Role in Risk Oversight	8
Related Person Policy	9
Related Party Transactions	10
EXECUTIVE OFFICERS	11
HOW WE COMPENSATE OUR EXECUTIVES	11
PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS	17
PROPOSAL 2 — TO APPROVE THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN, AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON MAY 7, 2024, REFERRED TO HEREIN AS THE '2024 PLAN'	17
PROPOSAL 3 — TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR 2024	21
Principal Auditor Fees and Services	22
Pre-Approval of Audit and Non-Audit Services	22
PROPOSAL 4 — TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	22
PROPOSAL 5 — TO RECOMMEND, ON A NON-BINDING BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	23
OTHER INFORMATION	23
AUDIT COMMITTEE REPORT	24
SHARE OWNERSHIP	25
Security Ownership of Certain Beneficial Owners and Management	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	26
SHAREHOLDER PROPOSALS AND OTHER SHAREHOLDER COMMUNICATIONS	26
DELIVERY OF DOCUMENTS TO SHAREHOLDERS	26
OTHER BUSINESS	28
i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.    Why am I receiving this proxy statement?

A.    Pangaea Logistics Solutions Ltd. is furnishing you this proxy statement to solicit proxies on behalf of its Board to be voted at the 2024 annual meeting of shareholders of Pangaea Logistics Solutions Ltd. The meeting will be held at the Company's Executive Office, 109 Long Wharf, Newport, RI 02840 on August 8, 2024, at 2:00 pm Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting. When used in this proxy statement, “Pangaea,” “Company,” “we,” “our,” “ours” and “us” refer to Pangaea Logistics Solutions Ltd. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

This proxy statement contains important information about the matters to be acted upon at the annual meeting. Shareholders should read it carefully.

Q.    What is a proxy?

A.    A proxy is your legal designation of another person to vote the shares you own on your behalf. That other person is referred to as a “proxy.” Our Board has designated Mark Filanowski and Gianni Del Signore as proxies for the annual meeting. By completing and returning the enclosed proxy card, you are giving Mr. Del Signore and Mr. Filanowski the authority to vote your shares in the manner you indicate on your proxy card.

Q.    What do I need to do now?

A.    We urge you to read carefully and consider the information contained in this proxy statement. The vote of our shareholders is important. Shareholders are then encouraged to vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.    Who is entitled to vote?

A.    We have fixed the close of business on June 17, 2024, as the “record date” for determining shareholders entitled to notice of and to attend and vote at the annual meeting. As of the close of business on June 17, 2024, there were 46,902,091 common shares outstanding and entitled to vote. Each common share is entitled to one vote per share at the annual meeting.

Q.     How do I vote?

A.    If you are a stockholder of record, there are three ways to vote:

•by Internet at www.cstproxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on August 7, 2024 (have your Notice or proxy card in hand when you visit the website);

•by completing and mailing your proxy card with the pre-addressed postage paid envelope. (if you received printed proxy materials); or

•by written ballot at the Annual Meeting.

    Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.

    If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.    What does it mean if I receive more than one proxy card?

A.    It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

Q.    If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.    No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.    What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

A.    In voting on the election of two director nominees to serve until the 2026 annual meeting of shareholders. Shareholders may vote in one of the following ways:

•in favor of an individual nominee; or

•against an individual nominee; or

•withhold votes as to an individual nominee.

Each director will be elected by a simple majority of the votes of the common shares present or represented by proxy at the meeting.

Our Board recommends a vote “ FOR ” all nominees.

Q.    What if a shareholder does not specify a choice for a matter when returning a proxy?

A.    Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted “ FOR ” the election of the director nominees.

Q.    What constitutes a quorum?

A.    The presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the outstanding common shares constitutes a quorum. We need a quorum of shareholders to hold a validly convened annual meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present. As of the record date, 46,902,091 common shares were outstanding. Thus, the presence of the holders of common shares representing at least 15,634,030 shares will be required to establish a quorum.

Q.    How are abstentions and broker non-votes counted?

A.    Abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. A properly executed proxy card marked “withhold” with respect to the election of the director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

    Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Q.    Will any other business be transacted at the meeting? If so, how will my proxy be voted?

A.    We do not know of any business to be transacted at the annual meeting other than those matters described in this proxy statement. The period of time specified in our Bye-laws for submitting proposals to be considered at the meeting has expired and no proposals were submitted.

Q.    May I change my vote after I have mailed my signed proxy card?

A.    Yes. Send a later-dated, signed proxy card to our corporate secretary at the address set forth below so that it is received prior to the vote at the annual meeting or attend the annual meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to our corporate secretary, which must be received by our corporate secretary prior to the vote at the annual meeting.

Q.    Will I be able to view the proxy materials electronically?

A.    Yes. To view this proxy statement and our 2023 Annual Report on Form 10-K ("Annual Report") electronically, visit http://www.cstproxy.com/pangaeals/2024.

Q.    Where can I find the voting results of the annual meeting?

A.    We intend to announce preliminary voting results at the annual meeting and will publish final results on a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the annual meeting.

Q.    What is the deadline for submitting proposals to be considered for inclusion in the 2025 proxy statement and for submitting a nomination for director for consideration at the annual meeting of shareholders in 2025?

A.    We expect to hold our 2025 annual meeting of shareholders on or about August 8, 2025. Shareholder proposals made in accordance with the relevant provisions of the Companies Act 1981 of Bermuda (i.e. the jurisdiction of incorporation of the Company) requested to be included in our 2025 proxy statement must be received no later than March 31, 2025. Proposals and nominations should be directed to Gianni Del Signore, Chief Financial Officer and Secretary, Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840.

Q.    Who is paying the costs associated with soliciting proxies for the annual meeting?

A.    We are soliciting proxies on behalf of our Board. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Q.    Who can help answer my questions?

A.    If you have questions about the meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Gianni Del Signore
401.846.7790
gdelsignore@pangaeals.com

BOARD OF DIRECTORS

Members of Our Board

The following sets forth certain information concerning the persons who serve as the Company’s directors or are nominated for election:

Name	Age	Position
Carl Claus Boggild	67	Lead Independent Director
Richard T. du Moulin	77	Director, Chair of the Board
Mark L. Filanowski	69	Chief Executive Officer and Director
Eric S. Rosenfeld	67	Director
David D. Sgro	48	Director
Anthony Laura	72	Director
Karen H. Beachy	53	Director

Biographical information concerning the directors listed above is set forth below.

Class I Directors

Eric S. Rosenfeld. Mr. Rosenfeld serves as a director of the Company. Eric Rosenfeld of New York, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves on the board at Aecon Group, Inc., a construction company, and Algoma Steel, Inc., a fully integrated producer of hot and cold rolled steel products. Mr. Rosenfeld has also served as Chairman and CEO for Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation, Trio Merger Corp, Quartet Merger Corp and Harmony Merger Corp., all blank check corporations that later merged with Hill International, Primoris Services Corporation, SAExploration Holdings, Pangaea Logistics Solutions Ltd and NextDecade Corporation respectively. Mr. Rosenfeld has also served as the Chief SPAC Officer of Legato Merger Corp and Legato Merger Corp II., blank check corporations that later merged with Algoma Steel, Inc. and Southland Holdings, respectively. Mr. Rosenfeld is currently the Chief SPAC Officer of Legato Merger Corp. III, a blank check corporation. Mr. Rosenfeld is also currently the CEO of Allegro Merger Corp, a non-listed shell company. He was also a director of Primo Water Corp, a water delivery and filtration company, CPI Aero (Chairman Emeritus), a company engaged in the contract production of structural aircraft parts, Canaccord Genuity Group, a full-service financial services company, NextDecade Corporation, a development stage company building natural gas liquefaction plants, Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices, AD OPT Technologies, an airline crew planning service, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc. a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, HIP Interactive, a video game company, GEAC Computer, a software company, Computer Horizons Corp. (Chairman), an IT services company, Pivotal Corp, a cloud software firm, Call-Net Enterprises, a telecommunication firm Primoris Services Corporation, a specialty construction company, and SAExploration Holdings, a seismic exploration company.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization, and the Value Investing Congress. He is a senior faculty member at the Director’s College. He is a guest lecturer at Tulane Law School. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School. The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as senior independent director of all boards on which he currently serves, make him an effective board member.

Mark L. Filanowski. Mr. Filanowski was appointed to the position of Chief Executive Officer of the Company in December 2021. He served as Pangaea’s Chief Operating Officer from 2016 until his appointment as CEO, was a consultant to the Company from 2014 to 2016, and he has been a board member of the Company since 2014. Mr. Filanowski formed Intrepid Shipping LLC with another board member, Richard du Moulin, in 2002. From 1989 to 2002, he served as Chief Financial Officer and Senior Vice President at Marine Transport Corporation. Mr. Filanowski was Vice President and Controller at

Armtek Corporation from 1984 to 1988. Mr. Filanowski started his career at Ernst & Young and worked as a Certified Public Accountant at EY from 1976 to 1984. He has served as the Chairman of the Board at Arvak and at Shoreline Mutual (Bermuda) Ltd., both marine insurance companies. He earned a BS from the University of Connecticut and an MBA from New York University. Mr. Filanowski’s experience in many aspects of the shipping industry, his participation as a director on other independent company boards, and his financial background, qualifications, and experience, make him a valuable part of the Company’s board.

Anthony Laura. Mr. Laura is a founder of Pangaea and served as its Chief Financial Officer from the Company's inception until his retirement in April 2017. Prior to co-founding Bulk Partners Ltd., the predecessor to Pangaea, in 1996, Mr. Laura spent 10 years as CFO of Commodity Ocean Transport Corporation (COTCO). Mr. Laura also served as Chief Financial Officer at Navinvest Marine Services from 1986 to 2002. Mr. Laura is a graduate of Fordham University.

Class II Directors

Carl Claus Boggild. Mr. Boggild is a founder of Pangaea and served as its President (Brazil) from the Company's inception until his retirement in 2016. Prior to co-founding Bulk Partners Ltd., the predecessor company to Pangaea, in 1996, Mr. Boggild was Director of Chartering and Operations at the Korf Group of Germany. He also was a partner at Trasafra Ltd., a Brazilian agent for the largest independent grain parcel operator from Argentina and Brazil to Europe. He worked for Hudson Trading and Chartering where he was responsible for Brazilian related transportation services. As President of COTCO, he was responsible for the operations of its affiliate Handy Bulk Carriers Corporation. Prior to becoming President of COTCO, Mr. Boggild was an Executive Vice President and was responsible for its Latin American operations. Mr. Boggild holds a diploma in International Maritime Law. Mr. Boggild’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry. Mr. Boggild serves as the Board's Lead Independent director.

David D. Sgro. Mr. Sgro serves as a director of the Company. Mr. Sgro served as Quartet’s chief financial officer, secretary, and a member of its Board of Directors. He has been the Head of Research of Jamarant Capital Mgmt. since its inception in 2015. From 2005 through 2021, Mr. Sgro was an employee of Crescendo Partners, where he completed his tenure as a Senior Managing Director of the firm. Mr. Sgro presently serves or has served on the board of directors of Legato Merger Corp. III, Algoma Steel, Inc., Legato Merger Corp. II, Legato Merger Corp., Allegro Merger Corp., Hill International, NextDecade Corporation, Trio, Primoris Services Corporation, Bridgewater Systems, Inc., SAExploration Holdings, Harmony Merger Corp., Imvescor Restaurant Group, BSM Technologies and COM DEV International Ltd. Mr. Sgro attended Columbia Business School and prior to that, Mr. Sgro worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate. Mr. Sgro received a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. In 2001, he became a Chartered Financial Analyst (CFA®) Charterholder. Mr. Sgro is an adjunct faculty member at the College of New Jersey and a regular guest lecturer at Columbia Business School.

Class III Directors

Richard T. du Moulin. Mr. du Moulin has a distinguished career in the shipping industry, with significant leadership roles spanning several decades. He spent 15 years at OMI Corporation (1974-1989), where he served as Executive Vice President, Chief Operating Officer, and Board Director. From 1989 to 1998, he was Chairman and CEO of Marine Transport Lines, followed by his tenure as Chairman and CEO of Marine Transport Corporation from 1998 to 2002. Currently, Mr. du Moulin is a Director of Teekay Tankers and an advisor to Hudson Structured Capital Management. He also serves as a Board Trustee for the Seamen's Church Institute of New York and New Jersey. He was Chairman of Intertanko, the leading trade organization for the tanker industry, from 1996 to 1999. In addition to his corporate roles, Mr. du Moulin has served in the US Navy and is a recipient of the US Coast Guard's Distinguished Service Medal. He holds a BA from Dartmouth College and an MBA from Harvard University. His extensive operational experience and profound knowledge of the shipping industry make him a valuable member of our board.

Karen H. Beachy. Ms. Beachy serves as a director of Oceaneering International (NYSE: OII), a global provider of engineered services and products for the offshore energy, defense, aerospace, and entertainment industries. In March 2022, Ms. Beachy was named to the board of Pangea Logistics Solutions (NASDQ: PANL), a Rhode Island based company that transports a wide variety of dry bulk cargoes and provides its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Ms. Beachy founded her strategic consulting firm, Think B3 Consulting, in January 2021 and worked with The Alliance Risk Group, a consulting that helps energy leaders develop and enhance their integrated risk management and smart, clean resilient grid solutions. Prior to starting her consulting firm and joining Oceaneering, Ms. Beachy served as the Senior Vice President of Growth and Strategy at Black Hills Corporation, an investor-owned electric and gas utility in the Midwest, where she was responsible for corporate planning, business development, process improvement, enterprise data and analytics, natural gas retail marketing, products and services, energy innovation and asset optimization. Ms. Beachy began her tenure at Black Hills in Rapid City, South Dakota in 2014 as the Director of Supply Chain and was promoted to Vice President of Supply Chain in 2016. She was responsible for sourcing, procurement, fleet, and materials management. Ms. Beachy worked at Vectren (now CenterPoint Energy) Corporation, an electric and gas utility in Indiana and Ohio, from 2010 to 2014 where Ms. Beachy led the gas operations division in Ohio and worked in supply chain. From 1995 to 2008, Ms. Beachy worked at Louisville Gas and Electric/Kentucky Utilities, an electric and gas utility in Kentucky and Western Virginia, where she held several positions in corporate development, products and services, electric operations, and supplier diversity. In 2007, Ms. Beachy completed an expatriate assignment in Germany with E.ON, a European electric utility, where she served as a project manager in the global liquified natural gas procurement group. Throughout her career, Ms. Beachy has served on several non-profit Boards with a focus on supporting and growing young people and entrepreneurs in the communities where she lived and worked. Ms. Beachy holds a bachelor’s degree in political science and a master’s degree in management from Purdue University.

Director Skills and Experience

The matrix below provides a summary of certain key skills and experience of our Directors. Our Directors, individually and as a group, possess numerous skills and experience that are highly relevant for an upstream shipping company like Pangaea. Our Directors are strategic thinkers with high expectations for the Company’s performance and are attuned to the demands of proper Board oversight and good governance practices.

Directors	Eric S. Rosenfeld	Mark L. Filanowski	Anthony Laura	Carl Claus Boggild	David D. Sgro	Richard T. du Moulin	Karen H. Beachy
Key Skills and Experience
Public Board of Directors Experience	●	●			●	●	●
Shipping Industry Experience/Supply Chain Management		●	●	●		●	●
CEO/Senior Executive	●	●	●	●	●	●	●
Strategic Planning/Investment and M&A	●	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●	●	●
Finance/Capital Allocation	●	●	●	●	●	●	●
Financial Literacy/Accounting	●	●	●	●	●	●	●
Regulatory/Policy Matters		●			●	●	●
Demographics
Race/Ethnicity/Nationality
African American							●
Asian/Pacific Islander
White	●	●	●	●	●	●
Hispanic/Latino
Native American
Gender
Female							●
Male	●	●	●	●	●	●

Director Independence

The Board of Directors affirmatively determined that the following Directors, including each Director serving on the Audit Committee, the Compensation Committee and the Nominating and ESG Committee (formerly known as the Nominating and Governance Committee), satisfy the independence requirements of Rule 5605(a)(2) of Nasdaq’s listing standards: Eric S. Rosenfeld, Anthony Laura, Carl Claus Boggild, David D. Sgro, Richard T. du Moulin and Karen H. Beachy. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee and Nominating and ESG Committee are independent under applicable Nasdaq and SEC rules for committee members.

There is no family relationship between any of the Director nominees or executive officers of the Company.

Board Leadership Structure and Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.

The Board of Directors is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking. The Nominating and Governance Committee oversees risks associated with the independence of the Board of Directors and succession planning.

An overall review of risk is inherent in the Board of Directors’ evaluation of the Company’s long-term strategies and other matters presented to the Board of Directors. The Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure; the Chief Executive Officer and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board of Directors and its committees provide oversight in connection with those efforts.

Meetings and Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.pangaeals.com under the headings “Investors-board-committee-charters” and are available in print upon request to Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, Rhode Island 02840.

A summary of the composition of the committees of the Board of Directors is as follows:

Name	Audit Committee	Compensation Committee	Nominating and ESG Committee
Carl Claus Boggild			✓
Richard T. du Moulin		✓	✓
Mark L. Filanowski
Eric S. Rosenfeld		✓	✓
David D. Sgro	✓	✓
Anthony Laura	✓
Karen H. Beachy	✓	✓
Meetings Held During 2023	Four	Six	Four

Audit Committee Information

The Company’s Audit Committee is comprised of David Sgro, Anthony Laura and Karen H. Beachy, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules.

The Board of Directors has determined that David Sgro is an audit committee “financial expert” as such term is defined in applicable SEC rules, and that he has the requisite financial management expertise within the meaning of Nasdaq rules and regulations. The Audit Committee is responsible for, among other duties, appointing and overseeing the work of, and relationship with, the independent auditors, including reviewing their formal written statement describing the Company’s internal quality-control procedures and any material issues raised by the internal quality-control review or peer review of the Company or any inquiry or investigation by governmental or professional authorities and their formal written statement regarding auditor independence; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company’s proxy statement; providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices; and discussing with management polices with respect to risk assessment and risk management. In addition, the Board of Directors has tasked the Audit Committee with reviewing transactions with related parties.

Compensation Committee Information and Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is comprised of independent directors Richard du Moulin, Eric Rosenfeld, David Sgro and Karen Beachy, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. The Compensation Committee reviews and approves compensation paid to the Company’s officers and directors and administers the Company’s incentive compensation plans, including authority to make and modify awards under such plans.

None of the members of the Compensation Committee was, or has ever been, an officer or employee of the Company or any of its subsidiaries. The Company had no compensation committee interlocks for the fiscal year ended December 31, 2023.

The Compensation Committee adopted the Company's Policy Regarding the Recovery of Erroneously Awarded Compensation ("Claw-Back Policy") in November 2023 to comply with Nasdaq listing standards and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. Pursuant to the Claw-Back Policy, the Company is required to recover erroneously awarded compensation, including, but not limited to, bonuses and equity compensation, in the event of a financial restatement. The Compensation Committee has discretion under the Claw-Back Policy, which requires the financial restatement to be caused by misconduct of the executive. The Company's Claw-Back Policy was filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Nominating and Environmental, Social and Governance Committee

The Company’s Nominating and ESG Committee (formerly known as the Nominating and Governance Committee) is comprised of Richard du Moulin, Eric Rosenfeld and Carl Claus Boggild, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules.

The Nominating and ESG Committee, among other duties, assists the Board of Directors in identifying and evaluating qualified individuals to become members of the Board of Directors, and proposing nominees for election to the Board of Directors and to fill vacancies; considers nominees duly recommended by shareholders for election to the Board of Directors; and evaluates annually the independence of each member of the Board of Directors under applicable Nasdaq listing requirements and SEC rules.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee Charter, generally provide that persons to be nominated:

•should have demonstrated notable or significant achievements in business, education or public service;
•should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our shareholders.

Our Nominating and ESG Committee considers many factors when determining the eligibility of candidates for nomination to the Board. In the event of a vacancy, the Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board’s overall effectiveness in meeting its mission. In considering and evaluating the suitability of candidates, the Board of Directors and the Nominating and ESG Committee take into account many factors, including the nominee’s judgment, experience, independence, character, business acumen and such other factors as the Nominating and ESG Committee concludes are pertinent in light of the current needs of the Board of Directors. The Board of Directors believes that an important factor in its composition is diversity with respect to viewpoint, including such that is held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director). To reflect this determination, the Nominating and ESG Committee seeks to include diverse candidates in all director searches, taking into account the foregoing diversity considerations, including by affirmatively instructing any search firm retained to assist the Nominating and ESG Committee in identifying director candidates to seek to include diverse candidates from traditional and nontraditional candidate groups. The Nominating and ESG Committee also takes into account, as an important factor, considerations of diversity in connection with each potential director nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole. Additionally, directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm, and courage to express his or her views. The Nominating and ESG Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

In addition to using search firms, the Nominating and ESG Committee may identify potential candidates by asking current Directors and executive officers to notify the Nominating and ESG Committee if they become aware of persons meeting the criteria described above, who might have an interest in serving as a Director.

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors. The Nominating and Corporate Committee Charter is available on the Company's website at www.pangaeals.com/investors/board-committee-charters.

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board or the Audit Committee. Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions

Amounts and notes payable to related parties consist of the following:

	December 31, 2023	Activity	March 31, 2024
			(unaudited)
Included in accounts payable, accrued expenses and other current liabilities on the consolidated balance sheets:
Commissions payable (trade payables) (i)	$—	$35,468	$35,468

i. Phoenix Bulk Carriers (Brasil) Intermediacoes Maritimas Ltda. - a wholly-owned Company of a member of the Board of Directors.

EXECUTIVE OFFICERS

Executive officers are elected by and serve at the discretion of the Board of Directors and shall be a President (or Chief Executive Officer), a Secretary and a Treasurer (or Chief Financial Officer). Set forth below is biographical information regarding our current executive officers (not including any executive officer who is also a nominee for election as a Director, for whom information is set forth under the heading “Board of Directors” above).

Mark L. Filanowski Refer to the "BOARD OF DIRECTORS" for biographical information.

Gianni Del Signore Mr. Del Signore is the Chief Financial Officer at Pangaea, responsible for the Company's finance, accounting, reporting functions, strategies, and information technology. Prior to his appointment as CFO, he served as the Controller of the Company from 2010 to 2017. Before joining Pangaea, he worked in the Assurance Service practice at Ernst & Young from 2005 to 2010. Mr. Del Signore holds an MBA from Bryant University and a BS in Accountancy from Providence College. He is a Certified Public Accountant (inactive).

Mads Rosenberg Boye Petersen Mr. Petersen is the Chief Operating Officer of the Company, responsible for overseeing all chartering and operational functions. Before assuming the role of COO, he served as Managing Director of Nordic Bulk Carriers, a wholly owned subsidiary, since 2009. Prior to that, Mr. Petersen gained extensive experience in various operational and management positions within the dry bulk industry. He holds an Executive MBA in Shipping and Logistics from Copenhagen Business School.

HOW WE COMPENSATE OUR EXECUTIVES

This section provides information regarding Pangaea's compensation program for 2023 for individuals who served as executive officers and who are listed in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”). Our NEOs for 2023 are:

Name	Position
Mark L. Filanowski	Chief Executive Officer and Director
Gianni Del Signore	Chief Financial Officer
Mads Rosenberg Boye Petersen	Chief Operations Officer

As noted elsewhere in this Proxy Statement, Pangaea qualifies as a “Smaller Reporting Company,” or “SRC,” under SEC rules. As a Smaller Reporting Company, we are permitted to provide reduced disclosures in this Proxy Statement, including those relating to executive compensation. Among other things, we are not required to have a Compensation Discussion and Analysis. Nevertheless, we are providing the following information to be transparent to our stockholders on how we compensate our executives. This section describes our compensation philosophy, the objectives of our executive compensation program and policies, the elements of the compensation program and how each element fits into our overall compensation philosophy and strategy.

Overview of Our Executive Compensation Program

The Compensation Committee of Pangaea’s Board of Directors is responsible for the Company’s Executive Compensation Programs, including the review and approval of the compensation of the Chief Executive Officer and other executive officers. In fulfillment of its responsibilities, the Committee, among other things:

•identifies, reviews, and approves corporate goals and objectives relevant to the CEO and to each executive officer’s compensation;
•evaluates, at least annually, the CEO’s and each executive officer’s performance in light of such goals and objectives and determines the CEO’s and each executive officer’s cash compensation based on such evaluation, including such other factors as the Compensation Committee deems appropriate and in the best interests of the Company;
•determines any long-term incentive component of the CEO’s and each executive officer’s compensation.

The objectives of our Compensation Programs are to attract and retain highly qualified and motivated people to perform the responsibilities delegated to them and to successfully manage and guide the Company by achieving strategic objectives as outlined by our Board of Directors. The Committee believes the Company’s Compensation Program should be somewhat flexible and discretionary and should include a high proportion of long term incentives, considering the highly volatile industry in which the Company operates.

Our Executive Compensation Program consists of the following primary components:

•A fixed base salary for each executive which reflects their assumed responsibilities and is competitive with a peer group of companies that operate ocean going fleets of similar size as Pangaea;

•A discretionary annual cash bonus that reflects the Company’s and the executive’s performance in financial and non-financial measurements, including:

◦Safety and environmental performance, as measured by the number of incidents and vessel crew injuries

◦Revenue, as measured by TCE performance compared to peers and market averages

◦Cash flow generation, as measured by Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and operating cash flow

◦Cost control, as measured by vessel operating costs and general and administrative expenses

◦Governance, assessed by considering management's communication with the Board regarding significant issues the Company faces, including risk evaluation

◦Individual performance, as measured by accomplishment against individual and company-wide goals and objectives

•Discretionary awards under the Company’s Long Term Incentive Plan, consisting exclusively of grants of Restricted Shares of Common Stock of Pangaea which have, to date,usually historically included vesting in years three, four and five after the grants are were made; however, the most recent grants made include 25% vesting in each of years one through four after the grants were made; and

•Health benefits, 401(k) contributions and other benefits that are substantially equivalent to those offered to all of Pangaea’s full-time employees.

None of our executives presently have an employment contract agreement with the Company.

During the year ended December 31, 2023, the Committee determined:

•Safety records: The Company's fleet had exemplary safety records, performing at or above the industry average;

•Vessel performance: Pangaea has consistently demonstrated outstanding performance in the independent VesselIndex ratings,finishing with the second highest average out performance of 28 public dry bulk companies over the six year period ending in December 2023, the period of time the VesselIndex has been published;

•Adjusted EBITDA performance: The Company earned adjusted EBITDA of $79.9 million;

•Operating costs: Vessel operating costs reflected inflationary pressures, while general and administrative costs based on the number of ship days were lower than the peer group average;

•Governance: The Compensation Committee considered governance to be a highlight of management's performance during the year, especially reporting on risk management tools, market volatility, and other corporate matters;

•Cash bonus awards: Individual performance, measured against goals and objectives set by the Committee, was reflected in the cash bonus awards granted; and

•Long-term incentive awards: The executive team's successful efforts to increase share liquidity and share performance in the stock market over the last two years were recognized through long-term incentive awards.

The following table sets forth the total compensation for the fiscal years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary and Compensation (1)	Cash Bonus	Stock Awards (2)	All Other Compensation(3)	Total
Mark L. Filanowski	2023	$450,000	$600,000	$399,994	$34,273	$1,484,267
Chief Executive Officer	2022	$250,000	$1,350,000	$439,838	$35,014	$2,074,852
(Principal Executive Officer)

Gianni Del Signore	2023	$300,000	$275,000	$199,997	$27,080	$802,077
Chief Financial Officer	2022	$200,000	$450,000	$274,898	$21,428	$924,898
(Principal Financial Officer)

Mads Rosenberg Boye Petersen (4)	2023	$350,000	$375,000	$224,999	$7,587	$957,586
Chief Operating Officer	2022	$223,770	$600,000	$329,880	$1,399	$1,155,049

(1) Base salary amounts shown above represented actual salary earned during the year, reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions).

(2) The grant date fair value of the restricted stock awards is based on the closing price of the Company’s common stock on the date of grant in accordance with FASB ASC 718 (“ASC 718”).

(3) This amount represents: (i) the Company’s matching contributions under the Company’s 401(k) plan and (ii) health insurance premiums paid by the Company.

(4) On February 22, 2022, Mads Rosenberg Boye Petersen was appointed as Chief Operating Officer, effective on April 1, 2022.

The information in above table represents the period from January 1, 2022 to December 31, 2023.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2023, the Company’s named executive officers held the following outstanding equity or equity-based awards, all of which are earned:

	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Mark Filanowski	03/19/24	57,388	$399,994
Chief Executive Officer	01/02/23	81,301	$669,920
	01/02/22	35,000	$288,400
	12/28/20	33,334	$274,672
	12/31/19	16,667	$137,336
	01/02/19	15,000	$123,600
		238,690	1,893,923

Gianni Del Signore	03/19/24	28,694	$199,997
Chief Financial Officer	01/02/23	50,813	$418,699
	01/02/22	30,000	$247,200
	12/28/20	36,667	$302,136
	12/31/19	18,334	$151,072
	01/02/19	16,667	$137,336
		181,175	1,456,441

Mads Rosenberg Boye Petersen	03/19/24	32,281	$224,999
Chief Operating Officer	01/02/23	60,976	$502,442
	01/02/22	30,000	$247,200
	12/15/20	20,000	$164,800
	12/15/19	10,000	$82,400
	01/02/19	6,667	54,936
		159,924	1,276,777

Retirement Benefits, Termination, Severance and Change in Control Payments

As of December 31, 2023, none of the Company’s officers, including its named executive officers, have any retirement benefits (other than their right to participate in the Company’s 401(k) retirement plan, as described above) or have any contractual rights to severance payments.

Pay Versus Performance

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of executive compensation actually paid (“Compensation Actually Paid”) and certain financial performance of our company. The following table shows the total compensation for our Named Executive Officers ("NEOs") NEOs for the past two fiscal years as set forth in the Summary Compensation Table, the Compensation Actually Paid to our CEO (also referred to as the principal executive officer or “PEO”) and our other non-PEO NEO, our total shareholder return on a $100 hypothetical investment in our common stock and our net income.

The compensation actually paid ("CAP") for the PEO and the average non-PEO NEOs is calculated by taking the Summary Compensation Table values: a) less the grant value of equity granted during the year; b) plus the year-end fair value of unvested equity awards granted during the year; c) plus, for awards granted in prior years that are outstanding and unvested at the end of the year, the difference between the year-end fair value and the immediately prior year-end fair value; d) plus, for awards granted in prior years that vested during the year, the difference between the fair value as of the vesting date and the immediately prior year-end fair value; The tables below illustrate the CAP for the PEO and average non-PEO NEO's.

Pay Versus Performance Table

Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (1)	Average summary compensation table total for non-PEO NEOs (2)	Average compensation actually paid to non-PEO NEOs (2)	Total shareholder return (3)	Net income (in thousands)
2023	$1,484,267	$2,073,120	$879,832	$1,398,907	$221	$26,323
2022	$2,074,852	$1,996,552	$1,039,974	$1,036,608	$142	$79,491

(1) The Principal Executive Officer ("PEO") in 2023 was CEO, Mr. Filanowski.
(2) The non-PEO NEOs in 2023 were Mr. Del Signore and Mr. Petersen.
(3) The values disclosed in this column represent a hypothetical investment of $100 in our stock on December 31, 2021, and as of December 31, 2022 and December 31, 2023, based upon the Company's TSR for the years then ended.

Adjustments from Total Compensation to Compensation Actually Paid

The following tables present the requisite adjustments from total compensation, as reported in the Summary Compensation Table, to calculate Compensation Actually Paid to our CEO and other NEO for the fiscal years ended December 31, 2023 and 2022.

Summary Compensation Table to Compensation Actually Paid to our PEO		2023	2022
Summary Compensation Table - Total Compensation		$1,484,267	$2,074,852
—	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(399,994)	(439,838)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	439,838	134,750
+	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	549,009	226,788
	Compensation Actually Paid	$2,073,120	$1,996,552

Summary Compensation Table to Compensation Actually Paid to non-PEO NEO		2023	2022
Summary Compensation Table - Total Compensation		$879,832	$1,039,974
—	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(212,498)	(302,389)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	302,389	115,500
+	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	429,184	183,523
	Compensation Actually Paid	$1,398,907	$1,036,608

Relationship between CAP and TSR

The following graph displays the PEO and average non-PEO NEO CAP amounts are aligned with the Company’s TSR (assuming an initial investment of $100 made on December 31, 2021) for the fiscal years ended December 31, 2022 and 2023. The CAP dollar amounts in the graph are shown in thousands of dollars.

CAP vs. Total Shareholder Return
Total Shareholder Return
$250
$200
$150
$100
$2,250
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$—
Compensation actually paid in thousands
2022
2023
Average non-PEO Compensation Actually Paid
PEO Compensation
Company TSR

Relationship between CAP and Net Income

The graph below reflects the relationship between PEO and average Non-PEO NEO CAP amounts and the Company’s net income for the fiscal years ending December 31, 2022 and 2023. The Net Income dollar amounts in the graph are shown in thousands of dollars.

CAP vs. Net Income
Net Income in thousands
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$—
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$—
Compensation actually paid
2022
2023
Average non-PEO Compensation Actually Paid
PEO Compensation
Net Income (in thousands)

PROPOSAL 1 - ELECTION OF CLASS II DIRECTORS
To elect the following three nominees to our Board of Directors as Class I directors serving until the annual meeting of shareholders to be held in 2027:
•Eric S. Rosenfeld
•Mark L. Filanowski
•Anthony Laura

Our Board unanimously recommends that shareholders vote “FOR" the election of two Class I director, Eric S. Rosenfeld, Mark L. Filanowski and Anthony Laura.

Our Board of Directors consists of seven members divided into three classes. If approved at the 2024 meeting, our Board of Directors will consist of the following:

•in Class II, to stand for reelection in 2025: Carl Claus Boggild and David D. Sgro;
•in Class III, to stand for reelection in 2026: Richard du Moulin and Karen H. Beachy; and
•in Class I, to stand for reelection in 2027: Eric S. Rosenfeld, Mark L. Filanowski and Anthony Laura.

Votes to withhold authority and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not affect the election outcome.

Nominee Information

Our Board believes that the nominees possess the qualities and experience that it believes our directors should possess, as described in detail below. The nominees for election to the Board, and our other continuing directors, together with their biographical information and the Board’s reasons for nominating them to serve as directors, are set forth in the section of this proxy statement titled “BOARD OF DIRECTORS”. No family relationship exists between of the directors or the executive officers listed in the “Executive Officers and Executive Compensation” portion of this proxy statement.

PROPOSAL 2 - TO APPROVE THE AMENDMENT OF THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN, AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON MAY 7, 2024, REFERRED AS THE '2024 PLAN'

At the Annual General Meeting, our shareholders will be asked to approve the Pangaea Logistics Solutions Ltd. 2024 Share Incentive Plan (the "2024 Plan"), which replaces in its entirety the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). The Board of Directors adopted the 2024 Plan on May 7, 2024, subject to shareholder approval at the Annual Meeting. If approved by our shareholders, the 2024 Plan will effect the following substantive changes to the 2024 Plan:

•Increase the share reserved under the 2014 Plan by an additional 2,000,000 shares; and
•Establish an expiration date of the tenth (10th) anniversary of the effective date of the 2024 Plan, which will be the date of the 2024 annual meeting of shareholders.

Rationale for Approval

The 2014 Plan was originally adopted by our Board of Directors in April 2014. On August 12, 2019, our shareholders approved an amendment and restatement of the 2014 Plan as adopted by our Board of Directors on May 14, 2019. The purpose of the 2024 Plan is to provide officers, directors, employees and consultants of the Company and its subsidiaries whose initiative and efforts are deemed important to the successful conduct of the Company’s business with incentives to enter into and remain in the service of the Company and its subsidiaries, to acquire a proprietary interest in the success of the Company, to maximize their performance and to enhance the long-term performance of the Company.

The Board of Directors believes that the effective use of stock-based, long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve strong performance in the future. The 2014 Plan is the only plan pursuant to which we can grant such equity awards, and the limited number of shares remaining available under the 2014 Plan restricts our ability to continue to grant future equity awards. As of June 23, 2024, approximately 926,531 shares remained available for future awards under the renewed 2014 Plan. Our average annual shares issued for the past five years is approximately 493,612 shares. Our Board of Directors does not believe that the number of shares of our common stock remaining available for issuance under the 2014 Plan is sufficient to accomplish the aforementioned purposes of our long-term incentive compensation. The 2024 Plan will add 2,000,000 shares to the 2014 Plan share reserve, increasing the maximum number of shares available for issuance from 1,362,000 as of December 31, 2023, to 2,926,531 as of August 8, 2024, pending shareholder approval of the proposal. A total of 5,273,469 have been granted to non-employee directors and employees since inception of the plan.

Summary of the 2024 Plan

The following is a summary of the material terms of the 2024. This summary is qualified in its entirety by the full text of the 2024 Plan. A copy of the 2024 Plan Equity Incentive Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference. Shareholders are encouraged to review the 2024 Equity Incentive Plan.

The 2024 Plan will become effective only if it is approved by the Company’s shareholders. If this amendment and restatement is not approved, the 2014 Plan will expire on September 29, 2024 and we will no longer be able to grant equity-based compensation awards after that date.

Plan Administration. The 2024 Plan is administered by the Board or such other committee consisting of two or more individuals appointed by the Board to administer the 2024 Plan (the “Committee”). The Committee has the authority, among other things, to select participants, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the 2024 Plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2024 Plan. The Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2024 Plan, to officers or employees of the Company or its affiliates. The Committee’s actions will be final, conclusive and binding.
Authorized Shares. A total of 6,200,000 common shares are reserved and available for delivery under the 2024 Plan. The number of common shares reserved and available for delivery under the 2024 Plan is subject to adjustment, as described below. The maximum number of common shares reserved and available for delivery under the 2024 Plan may be issued in respect of incentive stock options. Common shares issued under the 2024 Plan may consist of authorized but unissued common shares or previously issued common shares. Common shares underlying awards that are settled in cash, canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2024 Plan. Common shares withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the 2024 Plan.
Individual Limits. The maximum value of awards that may be granted to any non-employee directors of the Company in any one calendar year will not exceed $150,000 (calculating the value of any award based in shares on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payment paid pursuant to any award granted in a previous year. Previously, the limitation was 10,000 shares.
During any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of common stock subject to options, share appreciation rights or performance awards, in each case, that may be granted to any individual in any one calendar year may not exceed 200,000 common shares. Similarly, the maximum value of a performance award that is valued in dollars and that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted to any individual in any one year may not exceed $1,000,000.
Types of Awards. The types of awards that may be available under the 2024 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by the Committee in its sole discretion, subject to certain limitations provided in the 2024 Plan. Each award granted under the 2024 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of our common shares during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by the Committee on the grant date. The term of a non-qualified stock option will be set by the Committee but may not exceed 10 years from the grant date. The exercise price may be paid using cash, or by certified or bank cashier’s check, and if approved by the Committee (i) by delivery of common shares previously owned by the participant, (ii) by a broker-assisted, cashless exercise in accordance with procedures approved by the Committee, or (iii) by any other means approved by the Committee.

Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a ten-percent shareholder) of a common share on the grant date and a term of no more than 10 years (or 5 years with respect to a ten-percent shareholder).
Share Appreciation Rights. A share appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common shares on the exercise date and the base price of the share appreciation right that is set by the Committee on the grant date, multiplied by the number of shares subject to the share appreciation right. The term of a share appreciation right will be set by the Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a share appreciation right may be either in cash, common shares, or specified property as determined by the Committee.
Restricted Shares.  A restricted share award is an award of restricted common shares that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by the Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common shares is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted common shares, including the right to vote such shares, provided, that any cash or share dividends with respect to the restricted common shares will be withheld by the Company and will be subject to forfeiture to the same degree as the restricted common shares to which such dividends relate.
Restricted Share Units.  A restricted share unit is an unfunded and unsecured obligation to issue a common share (or an equivalent cash amount) to the participant in the future. Restricted share units become payable on terms and conditions determined by the Committee and will vest and be settled at such times in cash, common shares, or other specified property, as determined by the Committee.
Other Share-Based or Cash-Based Awards.  Under the 2024 Plan, the Committee may grant other types of equity-based or cash-based awards subject to such terms and conditions that the Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the shares underlying the award. The Committee may also grant common shares as a bonus, and may grant other awards in lieu of obligations of the Company or its affiliates to pay cash or deliver other property under the 2024 Plan or under other plans or compensatory arrangements, subject to such terms and conditions as the Committee may determine.
Performance Awards.  A performance award is an award of common shares or units subject (in whole or in part) to the achievement of pre-determined performance objectives specified by the Committee. Earned performance awards may be settled in cash, common shares, or other awards (or in a combination thereof), at the discretion of the Committee. The Committee will be responsible for setting the applicable performance objectives, which will be limited to specific levels of or increases in one or more of the following business criteria: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements (including, but not limited to, receivable turnover); (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) share price or total shareholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions.
Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant, a specific division, department or function of the Company or one of its subsidiaries or affiliates. Performance objectives may be expressed in absolute terms or on a relative basis. Relative performance may be measured by a comparison to a group of peer companies or to a financial market index. The Committee may adjust any performance objective and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the award’s grant date that are unrelated to the performance of the Company or the participant and result in a distortion of the performance objectives or the related minimum acceptable level of achievement. However, in no event will any adjustment be made if the performance award is intended to qualify for the performance-based compensation exception under Section 162(m) and such adjustment would cause the award to fail to so qualify.
Adjustments.  The aggregate number of common shares reserved and available for delivery under the 2024 Plan, the individual limitations, the number of common shares covered by each outstanding award, and the price per common share underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of share or other consideration subject to such awards in connection with share dividends, extraordinary cash dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common shares or our capital structure, or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2024 Plan.
Corporate Events.  In the event of a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation or in which the Company is the surviving corporation but the holders of its common shares receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2024 Plan), or a reorganization, dissolution, or liquidation of the Company, the Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards, or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced.
Transferability.  Awards under the 2024 Plan may not be sold, transferred, pledged, or assigned other than by the will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by the Committee.
Amendment.  The Board or the Committee may amend the 2024 Plan or outstanding awards at any time. The Company’s shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Company’s common shares are traded. No amendment to the 2024 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing. Shareholder approval will be required for any amendment that reduces the exercise price or base price of any outstanding award or that would be treated as a repricing under generally accepted accounting principles. Shareholder approval will also be required for the repurchase for cash or cancellation of an award at a time when its exercise price or base price, as applicable, exceeds the fair market value of a common share on the date of such repurchase or cancellation.
Termination.  If the shareholders approve the 2024 Plan, it will become effective as of August 8, 2024, and remain in effect until August 7, 2034. In addition, the Board or the Committee may suspend or terminate the 2024 Amended Plan at any time. Following any such suspension or termination, the 2024 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Clawback.  All awards under the 2024 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors or any committee thereof from time to time.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of the U.S. federal income tax consequences for stock options granted under the 2024 Plan. The 2024 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of stock options under the 2024 Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options. With respect to non-qualified stock options, (i) no income is realized by a participant at the time the stock option is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.
New Plan Benefits
Because awards to be granted in the future under the 2024 Plan are at the discretion of the Committee and/or the Board (including awards to non-employee directors of the Company), it is not possible to determine the benefits or the amounts received or that will be received under the 2024 Plan by eligible participants.
Equity Compensation Plan Information
The following table provides information as of June 24, 2024 with respect to compensation plans under which shares of the Company are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	—	—	926,531
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	926,531

During 2022, the Company adopted, and our shareholders approved, the Amended and Restated Plan. The 2014 Plan is currently our only equity compensation plan. If approved by our shareholders at the 2024 Annual Meeting, the new 2024 Plan will become effective upon such approval. If this amendment and restatement is not approved, the Plan will expire on September 29, 2024 and we will no longer be able to grant equity-based compensation awards after that date.
Our board unanimously recommends that shareholders vote “FOR” approval of the 2024 PLAN.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the financial statements of Pangaea Logistic Solutions Ltd. for the fiscal year ending December 31, 2024 and recommends that shareholders vote to ratify this appointment. There will not be a representative of Grant Thornton LLP in attendance at the 2024 annual meeting of shareholders. The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP. If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board of Directors Unanimously Recommends That Shareholders Vote “For” Proposal No. 3, The Ratification of The Appointment of Grant Thornton LLP As The Company’s Independent Registered Public Accounting Firm For The Fiscal Year 2024.

Fees to Independent Registered Public Accounting Firm

The following table shows the fees billed to us or accrued by us for the audit and other services provided by Grant Thornton LLP for 2023 and 2022:

	2023	2022
Audit Fees (1)	$961,144	$899,411

(1)Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, reviews of subsidiaries, consents, and assistance with and review of documents filed with the SEC.

Pre-Approval Policy for Services Performed by Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee has delegated to its Chairman authority to approve a request for pre-approval provided that the same is submitted to the Audit Committee for ratification at its next scheduled meeting.

All non-audit services were reviewed with the Audit Committee or the Chairman, which concluded that the provision of such services by Grant Thornton LLP were compatible with the maintenance of such firm's independence in the conduct of their respective auditing functions.

PROPOSAL 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to cast an advisory vote on the compensation of the Named Executive Officers for 2023. Stockholders are urged to read the “How We Compensate Our Executives” section of this Proxy Statement and the accompanying compensation tables and narrative which discuss how our compensation policies and procedures implement our compensation philosophy as well as the compensation paid to the Named Executive Officers for 2023.

The Board asks stockholders to approve the following resolution:

“RESOLVED, that the stockholders of Pangaea hereby approve, on an advisory basis, the compensation of the Named Executive Officers for 2023 as described in the “How We Compensate Our Executives” section of, and in the accompanying compensation tables and narrative in, Pangaea’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”

As an advisory vote, the results of the vote will not be binding. However, the Board and the Compensation Committee value your opinion and will consider the outcome of the vote when making future decisions on the compensation of the NEOs and our executive compensation principles, policies and procedures, as we have done in the past. We are currently holding “say-on-pay” advisory votes on an annual basis.

The Board recommends a vote “FOR” advisory approval of the resolution set forth above and approval of the compensation of the Named Executive Officers for 2023 as disclosed in this Proxy Statement.

PROPOSAL 4 - FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders with the opportunity to vote, on an advisory basis, as to the frequency of future stockholder advisory “say-on-pay” votes. Stockholders may vote to recommend such a vote every one year, every two years, or every three years, or they may abstain from voting.

This year we are asking our stockholders to consider this frequency. The Board and Compensation Committee have determined that a “say-on-pay” vote on executive compensation every year continues to be appropriate to provide stockholders the opportunity to inform Pangaea of their opinion of how we compensate our executives.

As an advisory vote, this proposal is non-binding. However, the Board and the Compensation Committee value your opinion and will consider the outcome of the vote when making decisions regarding the frequency of “say-on-pay” votes. Nevertheless, the Board may decide to hold “say-on-pay” votes on a different basis than that recommended by the stockholders.

Our Board and Compensation Committee recommend a vote of “ONE (1) YEAR” with respect to the advisory vote on the frequency of future “say-on-pay” votes.

OTHER INFORMATION

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of Pangaea Logistics Solutions Ltd.:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedules included in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and, the clarity of disclosures in the financial statements.

The Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company, Grant Thornton LLP. The Committee reviewed with Grant Thornton LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Grant Thornton LLP the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Grant Thornton LLP’s independence.

The Committee also reviewed and discussed, together with management and Grant Thornton LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2023 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with Grant Thornton LLP the overall scope and plans for their respective audits. The Committee meets with Grant Thornton LLP with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2023 filed by the Company with the Securities and Exchange Commission on March 14, 2024.

The Committee is governed by a charter, a copy of which is available on the Company's website: http://www.pangaeals.com. The Committee held four meetings during the period from January 1, 2023 through December 31, 2023. The Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, and includes one financial expert, as described in Section 407 of the Sarbanes-Oxley Act.

David Sgro, Audit Committee Chair
Anthony Laura, Audit Committee Member
Karen H. Beachy, Audit Committee Member

June 24, 2024

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common shares as of the most recent practicable date prior to filing by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages below reflect beneficial ownership on the Record Date, as determined in accordance with Rule 13d-3 under the Exchange Act and assumes there are 46,902,091 common shares outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership (2)
Directors and Executive Officers:
Lagoa Investments (2) (3) c/o Phoenix Bulk Carriers (US) LLC 109 Long Wharf Newport, RI 02840	8,342,193	17.79%
Gianni DelSignore* 109 Long Wharf Newport, RI 02840	362,062	—%
Richard T. du Moulin* 52 Elm Avenue Larchmont, NY 10538	243,041	—%
Mark L. Filanowski (4) * 71 Arrowhead Way Darien, CT 06820-5507	405,683	—%
Mads Rosenberg Boye Petersen* 109 Long Wharf Newport, RI 02840	650,550	1.39%
Eric S. Rosenfeld 777 Third Ave, 37th Floor New York, NY 10017	599,617	1.28%
David D. Sgro* 777 Third Ave, 37th Floor New York, NY 10017	324,583	—%
Karen H. Beachy * 60 Brittany Drive Cotuit, MA 02635	44,593	—%
All Directors and Officers as a Group	10,972,322	23.39%

Five Percent Holders:
Lagoa Investments	8,342,193	17.79%
Edward Coll and Julia Coll Irrevocable Trust for the benefit of Andrew Coll, James Coll and Aidan Coll	4,802,070	10.24%

 *Less than 1%.

(1)The beneficial ownership of the common shares by the shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any common shares as to which the shareholder has sole or shared voting power or investment power and also any common shares that the shareholder has the right to acquire within 60 days. The percentage of beneficial ownership is calculated based on 46,902,091 outstanding common shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

(2)Unless otherwise indicated, the business address of each of the individuals is c/o Phoenix Bulk Carriers (US) LLC, 109 Long Wharf, Newport, Rhode Island 02840.

(3)Shares owned by Lagoa Investments. Mr. Boggild is the Managing Director of Lagoa Investments and solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Boggild may be deemed to be the beneficial owner of the shares held by Lagoa Investments.

(4)Shares owned by Mark Filanowski include 61,007 common shares held by his family members.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Section 16 officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our Section officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms, during 2023 all of our Section 16 officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

Certain Relationships and Related Person Transactions

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our Audit Committee and a majority of our disinterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our Audit Committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Shareholder Proposals and Other Shareholder Communications

Our 2025 annual meeting of shareholders is expected to be held on or about August 8, 2025 unless the date is changed by our Board. Our Bye-laws establish advance notice procedures with regard to certain matters, including director nominations, to be brought before an annual meeting. If you are a shareholder and you wish to present proposals or wish to present a matter of business in the proxy statement for the 2025 annual meeting, you need to provide the proposals to Pangaea by no later than March 31, 2025. You should direct any proposals to Gianni Del Signore, Chief Financial Officer, Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840.

Shareholders and interested parties may communicate with Pangaea’s Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

Delivery of Documents to Shareholders

Our Annual Report for the fiscal year ended December 31, 2023, which was filed with the SEC on March 14, 2024, is being mailed to all shareholders of record with this proxy statement. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our shareholders, are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our Annual Report and our proxy statement. Upon written or oral request, we will deliver a separate copy of the Annual Report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Shareholders may notify us of their requests by calling or writing us at:

Pangaea Logistics Solutions Ltd.

109 Long Wharf
Newport, RI 02840
(401) 846-7790
Attention: Investor Relations

A copy of our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2023, is available without charge upon written request to the address set forth above.

OTHER BUSINESS

We are not aware of any matters to be acted upon at the 2024 annual meeting of shareholders other than those described above. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. Discretionary authority for them to do so is contained in the proxy.

Whether you intend to be present at the annual meeting or not, we urge you to return your signed proxy promptly.

PANGAEA LOGISTICS SOLUTIONS LTD.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 7, 2024.

VOTE BY INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS				☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote "FOR" the following:
1. Election of Class I Directors:
Nominees:	For	Against	Abstain

1a. Eric S. Rosenfeld	☐	☐	☐
1b. Mark L. Filanowski	☐	☐	☐
1c. Anthony Laura	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.
2. To approve the Pangaea Logistics Solutions Ltd. Amended and Restated 2014 Equity Incentive Plan.	For	Against	Abstain
	☐	☐	☐

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2024	☐	☐	☐

4. To approve, on an advisory, non-binding basis, the compensation of named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 year for proposal 5.	1 Year	2 Year	3 Year	Abstain

5. To recommend, on a non-binding basis, the frequency of future advisory votes on compensation of named executive officers.	☐	☐	☐	☐

Note: if you receive more than one proxy card, please vote with respect to each card you receive.

Signature	Signature, if held jointly	Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held August 8, 2024.

To view the 2024 Proxy Statement and 2023 Annual Report please go to:
http://www.cstproxy.com/pangaeals/2024
PANGAEA LOGISTICS SOLUTIONS LTD.
PROXY
Annual General Meeting of Shareholders
August 8, 2024

This proxy is solicited on behalf of the Board of Directors
The undersign appoints Mark Filanowski and Gianni Del Signore, and each of them, as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of common stock of Pangaea Logistics Solutions Ltd. held of record by the undersigned at the close of business on June 17, 2024 at the Annual Meeting of Stockholders of Pangaea Logistics Solutions Ltd. to be held on August 8, 2024 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Continue and to be signed on reverse side